UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3D SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, SC 29730

March 31, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of 3D Systems Corporation scheduled to be held on Tuesday, May 20, 2008, at 10:00 a.m., Eastern Daylight Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Your Board of Directors and senior management look forward to greeting you at the meeting.

At the meeting, you will be asked to elect eight directors, who constitute the whole Board of Directors, to serve until the next Annual Meeting and to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2008.

These proposals are important, and we urge you to vote in favor of them. It is important that your shares are represented and voted at the Annual Meeting.

During 2007, the SEC adopted its new “notice and access” rule, which we have adopted for the Annual Meeting. The “notice and access” rule permits us to deliver to you a “Notice of Internet Availability of Proxy Materials” and to provide online access to our Proxy Statement and Annual Report, replacing the requirement that we automatically send you a paper copy of our proxy materials and an annual report to stockholders. Consistent with the announced objectives of the “notice and access” rule, we believe that it will enable us to provide you with the information that you need to determine how to vote on the matters to be addressed at the Annual Meeting while lowering the costs of our Annual Meeting and contributing environmental benefits by reducing our use of paper and other resources to produce, print and mail our proxy materials and an annual report to stockholders.

We are also proud to offer you an opportunity to be environmentally responsible through choosing electronic delivery of all future stockholder materials that we send. We will plant a tree on your behalf if you sign up to receive all future stockholder materials online. It’s fast and easy, and you can change your electronic delivery options at any time. Sign up at www.eTree.com/3DSystems or call (800) 962-4284.

On or about March 31, 2008, we began mailing a “Notice of Internet Availability of Proxy Materials” to all of our stockholders of record as of March 24, 2008, which is the record date for our Annual Meeting, and we have posted this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2007 on the internet as described in that notice. You may also choose to have a paper copy of the Proxy Statement and Annual Report sent to you by following the instructions on the notice.

Votes may be cast on the internet via the website that hosts our Proxy Statement and Annual Report as described on the notice that you receive. If you have requested delivery of a printed version of the materials, you will receive a proxy card on which you may vote your shares by signing, dating and mailing the printed proxy card in the postage-paid return envelope that you are provided. You may also follow the instructions for voting by telephone as set forth on your proxy card. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares on the dedicated website or by proxy card in case your plans change. Please vote today to ensure that your votes are counted.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Abraham N. Reichental
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 31, 2008

The Annual Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 20, 2008, at 10:00 a.m., Eastern Daylight Time, at the Company’s offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, for the following purposes:

•	To elect eight directors, constituting the whole Board of Directors;

•	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2008; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 24, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. We are mailing a “Notice of Internet Availability of Proxy Materials” commencing on or about March 31, 2008 to all stockholders of record as of the record date for the Annual Meeting. Copies of the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2007 are available upon request by following the instructions in our “Notice of Internet Availability of Proxy Materials”.

We urge you to attend the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. It is important that as many stockholders as possible are represented at the Annual Meeting, so please review the attached Proxy Statement promptly and vote your shares today by following the instructions for voting in the “Notice of Internet Availability of Proxy Materials” or in the attached Proxy Statement.

Even if you plan to attend the Annual Meeting in person, please vote today to ensure that your votes are counted, in case your plans change. If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2008

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING SECURITIES	1
VOTING MATTERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL ONE: ELECTION OF DIRECTORS	10
CORPORATE GOVERNANCE MATTERS	12
DIRECTOR COMPENSATION	17
EXECUTIVE COMPENSATION	22
Compensation Discussion and Analysis	22
Compensation Committee Report	29
Summary Compensation Table	30
Grants of Plan-Based Awards in Fiscal Year 2007	33
Employment and Other Agreements with NEOs	34
Outstanding Equity Awards at Year-End 2007	37
Option Exercises and Stock Vested in 2007	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
REPORT OF THE AUDIT COMMITTEE	39
OTHER MATTERS	40

3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, South Carolina 29730

PROXY STATEMENT
Dated March 31, 2008

For the Annual Meeting of Stockholders
To Be Held on May 20, 2008

GENERAL INFORMATION

Our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) is scheduled to be held at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 at 10:00 a.m., Eastern Daylight Time, on May 20, 2008. We are furnishing this Proxy Statement to the holders of our Common Stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting. This Proxy Statement and related materials are first being made available to stockholders on or about March 31, 2008.

VOTING SECURITIES

Our only outstanding class of voting securities is our Common Stock, par value $0.001 per share (the “Common Stock”). As of the close of business on March 24, 2008, the record date for the Annual Meeting, there were 22,334,137 shares of Common Stock issued and outstanding. Holders of record of shares of our Common Stock outstanding as of the record date are entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

VOTING MATTERS

Your vote is very important. Stockholders may vote by internet via a website that provides links to our Proxy Statement and Annual Report. Alternatively, if you asked to receive printed materials, you may vote by mail by using the proxy card or voting instruction card and postage-paid return envelope that you receive or by using the toll-free telephone number that is included on your proxy card or voting instruction card. Your voting alternatives are more fully described in the “Notice of Internet Availability of Proxy Materials” that we mailed to you.

Record Date

The Board of Directors has fixed the close of business on March 24, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As required by Delaware law, a list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of ten days prior to the Annual Meeting.

Quorum

A majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The votes required to approve the matters to be considered at the Annual Meeting are as follows:

•	Election of Directors. The directors are elected by a plurality of the votes cast in the election.

•	Ratification of Selection of Auditors. This proposal must be approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

•	Voting on Other Matters. We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will have the discretion to vote your shares on those matters in accordance with the Board of Directors’ recommendations. If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.

Voting Policies

All stockholders will receive a Notice of Internet Availability of Proxy Materials. In the event that you request a physical set of proxy materials as directed on such notice, you will be sent proxy materials along with a proxy card or a voting instruction card, as applicable.

For stockholders of record, regardless of the method by which you vote, if you specify how your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your instructions. If you do not give specific voting instructions when you grant an otherwise valid proxy, your shares will be voted FOR the election of the eight nominees for director described below and FOR the ratification of the selection of the Company’s independent registered public accounting firm.

Many of you hold your shares in a brokerage account or bank or through another nominee holder. In such case, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker or nominee how to vote your shares, and that party is required to vote your shares in accordance with your instructions.

In limited circumstances, a nominee for a beneficial owner of shares held in street name is entitled to vote your shares in the absence of specific voting instructions from you on matters that are considered “routine.” We understand that each of the two proposals that are to be voted on at the Annual Meeting is considered to be a “routine” proposal. Accordingly, if you do not give specific voting instructions to your broker or other nominee holder, that party will be entitled to vote your shares in its discretion on the election of directors and the ratification of the appointment of our independent registered public accounting firm.

Multiple Accounts

If you hold shares in more than one account, shares that are registered in different names or shares that are held through one or more banks, brokerage firms or other nominees, you may receive more than one “Notice of Internet Availability of Proxy Materials,” proxy card or voting instruction card for shares that you own.

Please either follow the instructions on each notice you receive or sign, date and return all proxy cards and voting instruction cards that you receive to ensure that all of your shares are represented and voted at the Annual Meeting. If you are a stockholder of record and have requested the delivery of printed materials, you may also vote by telephone as described below.

Finally, if you hold shares through a nominee, that nominee may also provide you with an alternative to voting by telephone or via the internet.

Householding; Delivery of Documents to Security Holders Sharing an Address

We are making this Proxy Statement, our 2007 Annual Report on Form 10-K and the “Notice of Internet Availability of Proxy Materials” available to all stockholders of record as of the record date for the Annual Meeting.

If you have requested printed materials, we will promptly deliver an additional copy of the 2007 Annual Report on Form 10-K, the Proxy Statement and the “Notice of Internet Availability of Proxy Materials” to street-name stockholders in a single household who participate in a “householding” program upon their request to receive separate copies in the future. Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.

Street-name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, street-name stockholders whose nominee holders utilize the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that Broadridge sends to you) may send written instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 542-1061. The instructions must include the stockholder’s name and account number and the name of the bank, broker or other nominee holder. Otherwise, street-name stockholders should contact their bank, broker or other nominee holder.

Similarly, street-name stockholders residing in the same household may receive only one 2007 Annual Report on Form 10-K, Proxy Statement and “Notice of Internet Availability of Proxy Materials” if you have previously made a householding election furnished to you by your bank, broker or other nominee holder to deliver only one copy to you. This process, by which only one set of these materials is delivered to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. Once initiated, householding may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.

Copies of this Proxy Statement, our 2007 Annual Report on Form 10-K and the “Notice of Internet Availability of Proxy Materials” are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

Voting by Internet

For all stockholders, including stockholders of record and holders of shares in street name, you may vote by accessing a dedicated website on the internet that provides links to our Proxy Statement and Annual Report. The web address is provided on the “Notice of Internet Availability of Proxy Materials” that was mailed to you. Instructions on how to vote are provided upon accessing the website. Internet voting is available 24 hours a day, seven days a week, except that no internet votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 19, 2008, the day prior to the Annual Meeting.

Voting by Telephone

For all stockholders of record, including stockholders of record and holders of shares in street name, who have requested printed materials, you may vote by calling the toll-free number listed on the proxy card or voting instruction card. Telephone voting is available 24 hours a day, seven days a week, except that, as is the case with internet voting, no telephone votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 19, 2008, the day prior to the Annual Meeting.

Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card or voting instruction card. Accordingly, please have your proxy card or voting instruction card available when you call. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

Voting by Mail

If you requested printed versions of the Proxy Statement and Annual Report, you may vote by mail. In such case, simply mark, sign and date the proxy card or voting instruction card, and return it in the enclosed postage-paid envelope.

As stated above, for stockholders of record, if you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted FOR the nominees for election to the Board of Directors described below and FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008, as described below. On any other matters that properly may come before the Annual Meeting, your proxy will be voted as recommended by the Board of Directors or, if no recommendation is made, in the discretion of the proxy holders named on the proxy card. For stockholders of shares held in street name, if you do not give specific instructions to your broker or other nominee holder on your voting instruction card, such party will be entitled to vote your shares in its discretion.

Voting in Person at the Annual Meeting

Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was by internet, telephone or by mail. If you hold your shares in “street name,” that is, if you hold your shares through a bank, broker or other nominee holder, you must obtain a written proxy, executed in your favor, from the nominee holding your shares in order to vote your shares in person at the Annual Meeting.

If You Wish to Revoke Your Proxy

Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy with a later date; or

•	voting in person at the Annual Meeting if you are a stockholder of record (or hold a valid proxy from the nominee who holds your shares in their name.)

Please remember that, as described above, there will be no internet or telephone voting available after 11:59 P.M., Eastern Daylight Time, on Monday May 19, 2008, the day prior to the Annual Meeting.

Abstentions; Broker Non-Votes

Abstentions, votes withheld and broker non-votes will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary authority to vote on that matter.

In the election of directors, the eight director nominees receiving the most affirmative votes out of the shares of Common Stock present or represented and entitled to vote at the meeting will be elected as directors. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote is required to ratify the selection BDO Seidman, LLP as our independent registered public accounting firm for 2008.

Abstentions and broker non-votes will have no effect on the election of directors.

With respect to the ratification of our selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008, any abstentions will have the effect of a vote against the proposal and any broker non-votes will have no effect on the proposal.

Stockholder Proposals for the 2009 Annual Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in our Proxy Statement and form of proxy. The date by which we must receive stockholder proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2009 Annual Meeting of Stockholders is December 1, 2008 (or if the date of the 2009 Annual Meeting is changed by more than 30 days from May 20, 2009, a reasonable time before we begin to print and mail the proxy materials for the 2009 Annual Meeting).

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our Proxy Statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2009 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to the Corporate Secretary of the Company. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 14, 2009 and February 13, 2009, provided that, if the 2009 Annual Meeting is called for a date that is not within 30 days before or after May 20, 2009, then the notice by the stockholder must be so received a reasonable time before we make available our Proxy Statement for the 2009 Annual Meeting. The notice also must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. The By-Law provisions relating to advance notice of business to be transacted at annual meetings are contained in Section 2.13 of our By-Laws, which are available on our website and can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Amended and Restated By-Laws” from the list of documents on the web page.

Stockholder Nominees to the Board

Our Corporate Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with a policy adopted by the Board. Recommendations should be submitted to the Corporate Secretary of the Company in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation. A copy of our stockholder nomination policy is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Policy and Procedure for Shareholders Nominees to the Board” from the list of documents on the web page.

The Corporate Governance and Nominating Committee and the Board have also approved qualifications for nomination to the Board. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background as well as whether a director is independent under applicable listing standards and financially literate. A complete copy of our “Qualifications for Nominations for the Board” is posted on our website at www.3DSystems.com under the “Investors” tab and then the “Corporate Governance” tab. The process by which the Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.

When the Board or the Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (generally the chairman) and the Chief Executive Officer will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation for approval of the candidate to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of the record date for the Annual Meeting with respect to the other persons listed in the table, the number of outstanding shares of Common Stock and the percentage beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director, nominee for election as a director and each executive and operating officer identified in the Summary Compensation Table; and

•	by all of our directors, executive officers and operating officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock
	Beneficially Owned(1)
	Number of	Percentage
Name and Address of Beneficial Owner	Shares	Ownership

St. Denis J. Villere & Company, L.L.C.	3,399,042(2)	15.2%
210 Baronne Street, Suite 808
New Orleans, Louisiana 70112
T. Rowe Price Associates, Inc.	3,277,900(3)	14.7%
100 East Pratt Street
Baltimore, Maryland 21202
The Clark Estates, Inc.	2,223,157(4)	10.0%
One Rockefeller Plaza
New York, New York 10020
Selz Capital LLC	1,386,722(5)	6.2%
600 Fifth Avenue, 25th Floor
New York, New York 10020
Daruma Asset Management, Inc.	1,338,325(6)	6.0%
80 East 40th Street, 9th Floor
New York, New York 10018
William E. Curran	1,970(7)	*
Miriam V. Gold	64,800(8)	*
Charles W. Hull	436,505(9)	2.0%
Jim D. Kever	161,782(10)	*
G. Walter Loewenbaum, II	1,427,516(11)	6.4%
Kevin S. Moore	2,276,807(12)	10.2%
Abraham N. Reichental	624,116(13)	2.7%
Daniel S. Van Riper	11,323(14)	*
Robert M. Grace, Jr.	80,112(15)	*
Damon J. Gregoire	15,000(16)	*
Kevin P. McAlea	145,728(17)	*
All directors and officers as a group (13 persons)	5,339,547(18)	23.1%

*	Less than one percent

(1)	Percentage ownership is based on 22,334,137 shares of Common Stock outstanding and entitled to vote as of the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock issuable upon exercise of vested options.

(2)	St. Denis J. Villere & Company is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of December 31, 2007, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 3,399,042 shares of Common Stock. of that amount, Villere had sole voting and dispositive power over 381,659 shares of Common Stock and shared voting and dispositive power over 3,017,383 shares of Common Stock. Information regarding the beneficial ownership of our securities by Villere is taken from the most recent Amendment to the Schedule 13G filed by Villere dated January 14, 2008.

(3)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,954,000 shares of Common Stock directly, representing in the aggregate 8.8% of the shares of the Common Stock outstanding), for which T. Rowe Price Associates, Inc. serves as investment advisor with sole power to vote or direct the voting of the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of these securities. However, T. Rowe Price expressly disclaims that it is the beneficial owner of these securities. Information regarding the beneficial ownership of our securities by T. Rowe Price is taken exclusively from Amendment No. 6 to the Schedule 13G filed by T. Rowe Price dated February 12, 2008.

(4)	The Clark Estates, Inc. is a private investment firm. Kevin S. Moore, one of our directors, is the President and a director of that firm and is the President of Ninth Floor Corporation, which is the general partner of Clark Partners I, L.P. The Clark Estates, Inc. provides management and administrative services to Clark Partners I, L.P., which in turn owns certain of our securities. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from Amendment No. 7 to the Schedule 13D filed by that firm on February 14, 2008.

(5)	Selz Capital LLC is a Delaware limited liability company. As of December 31, 2007, Selz Capital was deemed to have or to share voting or dispositive power over and therefore to own beneficially 1,386,722 shares of Common Stock. Of that amount, Selz Capital had sole voting and dispositive power over 1,069,704 shares of Common Stock and shared voting and dispositive power over 1,186,840 shares of Common Stock. Information regarding the beneficial ownership of our securities held by Selz Capital is taken from the Schedule 13G filed by Selz Capital dated January 31, 2008.

(6)	Daruma Asset Management, Inc., a New York corporation, is an investment advisor registered under the Investment Advisors Act of 1940. These securities are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma. The investment advisory contracts relating to these accounts grant to Daruma sole investment and/or voting power over the securities owned by the accounts. Therefore, Daruma may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act. Daruma has sole power to dispose or direct the disposition of 1,338,325 shares of Common Stock and sole power to vote or direct the vote of 514,425 shares of Common Stock. Mariko O. Gordon owns in excess of 50% of the outstanding voting stock and is the president of Daruma. Ms. Gordon may be deemed to be the beneficial owner of securities held by persons and entities advised by Daruma for purposes of Rule 13d-3. Daruma and Ms. Gordon each disclaim beneficial ownership of these securities. Daruma and Ms. Gordon are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities held by any of them or by any persons or entities advised by Daruma. Information regarding the beneficial ownership of our securities held by Daruma is taken from the most recent Amendment to the Schedule 13G filed by Daruma and Ms. Gordon dated February 13, 2008.

(7)	All shares beneficially owned by Mr. Curran were issued under the Directors Stock Plan and are subject to restrictions on transfer. For a discussion of the Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), see “Director Compensation — Directors Stock Plan” below.

(8)	Consists of (a) 19,800 shares of Common Stock that Ms. Gold holds directly and (b) 45,000 shares of Common Stock covered by outstanding options that are currently exercisable. The shares of Common Stock held directly by Ms. Gold include 12,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. For a discussion of stock options held by non-management directors, all of which are currently exercisable, see “Director Compensation — 1996 Non-Employee Directors Stock Option Plan” below. Please also see “Director Option Exercises in 2007” below.

(9)	Consists of (a) 500 shares of Common Stock that Mr. Hull holds directly, (b) 10,000 shares of Common Stock covered by outstanding options that are currently exercisable, (c) 426,005 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees and (d) 2,600 shares of Common Stock covered by restricted stock awards made under our 2004 Incentive Stock Plan that he has the right to accept on or before May 18, 2008.

(10)	Consists of (a) 83,891 shares of Common Stock that Mr. Kever holds directly, (b) 45,000 shares of Common Stock covered by outstanding options that are currently exercisable and (c) 32,891 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them. The shares of Common Stock held directly by Mr. Kever include 12,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “Director Option Exercises in 2007” below.

(11)	Consists of (a) 713,020 shares of Common Stock that Mr. Loewenbaum holds directly, (b) 65,018 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum’s spouse, (c) 11,093 shares held in the name of The Lillian Shaw Loewenbaum Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (d) 102,147 shares held in the name of The Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (e) 201,900 shares held in the name of G. Walter Loewenbaum CGM Profit Sharing Custodian, G. Walter Loewenbaum Trustee, Mr. Loewenbaum’s pension plan, (f) 30,808 shares held in the name of the Anna Willis Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 46,878 shares held in the name of the Elizabeth Scott Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (h) 20,771 shares held in the name of Wally’s Trust u/w/o Joel Simon Loewenbaum for which Mr. Loewenbaum serves as trustee, (i) 141,057 shares held in the name of The GWL 2006 Annuity Trust, for which Mr. Loewenbaum serves as trustee, (j) 9,824 shares held in the name of Waterproof Partnership, L.P. of which Mr. Loewenbaum and his wife are the general partners and (k) 85,000 shares of Common Stock covered by outstanding options that are currently exercisable. Mr. Loewenbaum disclaims beneficial ownership except to the extent of his pecuniary interest therein of any securities not directly held by him. The shares of Common Stock held directly by Mr. Loewenbaum include 12,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “1996 Non-Employee Directors Stock Option Plan” below.

(12)	Consists of (a) 16,150 shares of Common Stock that Mr. Moore holds directly, (b) 37,500 shares issuable upon exercise of currently exercisable outstanding options and (c) 2,223,157 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership except to the extent of his pecuniary interest therein. The shares of Common Stock held directly by Mr. Moore include 12,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(13)	Consists of (a) 224,116 shares of Common Stock that Mr. Reichental owns directly and (b) 400,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Reichental include (i) 50,000 shares of Common Stock issued under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances and (ii) 100,000 shares that are pledged pursuant to a customary margin account arrangement. For information relating to the 2004 Incentive Stock Plan, see “Executive Compensation — Compensation Discussion and Analysis — Long-Term Equity Compensation” below.

(14)	All shares beneficially owned by Mr. Van Riper were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(15)	Consists of (a) 40,112 shares of Common Stock that Mr. Grace holds directly and (b) 40,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Grace include 14,900 shares of Common Stock issued under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(16)	Consists of (a) 15,000 shares of Common Stock held directly by Mr. Gregoire that were issued under the 2004 Incentive Stock Plan and are subject to forfeiture in certain circumstances and (b) 4,800 shares of Common Stock covered by restricted stock awards made under our 2004 Incentive Stock Plan that he has the right to accept on or before May 18, 2008.

(17)	Consists of (a) 15,728 shares of Common Stock that Mr. McAlea owns directly, (b) 130,000 shares covered by currently exercisable outstanding options and (c) 4,800 shares of Common Stock covered by restricted stock awards made under our 2004 Incentive Stock Plan that he has the right to accept on or before May 18, 2008. The shares of Common Stock held directly by Mr. McAlea include 8,000 shares of Common Stock issued under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(18)	Consists of an aggregate of (a) 4,517,047 shares of outstanding Common Stock beneficially owned, directly or indirectly, by all 13 directors, executive officers and operating officers as a group and (b) 822,500 shares covered by currently exercisable outstanding options. A total of 100,000 of the shares of Common Stock owned directly by such persons are pledged pursuant to customary margin account arrangements. The amounts of these securities beneficially owned by directors and officers named in the Summary Compensation Table below are referred to in the notes above.

PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect the whole Board of Directors to serve until the 2009 Annual Meeting and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, has designated as nominees for election the eight persons named below, all of whom currently serve as directors of the Company.

Shares of Common Stock properly voted at the Annual Meeting by any of the means discussed above will be voted FOR the election of the nominees named below unless you otherwise specify in your voting instructions or your proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the holders of such proxies may vote shares represented by a duly executed proxy in favor of such other person as they may determine.

The Board of Directors unanimously recommends that you vote
FOR
the nominees listed below.

Information Concerning Nominees

The following table sets forth for each nominee for director, his or her business experience during the past five years, the year in which he or she first became a director, and his or her age as of the record date for the Annual Meeting.

		Director
Name	Business Experience	Since	Age

William E. Curran	Mr. Curran is non-executive Chairman and Director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products. He is also a director of Ventracor, a global medical device company which produces an implantable blood pump. For more than five years prior to 2004, he held diverse functional and senior management positions with Philips Electronics and Philips Medical Systems. His experience at Philips Medical Systems, a medical device manufacturer, included positions as Chief Operating Officer and Chief Financial Officer, and while at Philips Electronics North America he served as President and Chief Executive Officer as well as Chief Financial Officer.	2008	59

Miriam V. Gold	Ms. Gold has been in the private practice of law since February 1, 2007. Prior to that, she served as Deputy General Counsel of Ciba Specialty Chemicals Corporation, a specialty chemicals company, and as Assistant General Counsel of that company and its predecessors, Novartis Inc. and Ciba-Geigy Corporation, for more than five years.	1994	58

Charles W. Hull	Executive Vice President and Chief Technology Officer of the Company. He has served as a director and in various executive positions with the Company for more than five years.	1993	68

		Director
Name	Business Experience	Since	Age

Jim D. Kever	Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, for more than five years. He is also a director of Luminex Corporation, a manufacturer of laboratory testing equipment, and Tyson Foods, Inc., an integrated processor of food products.	1996	55

G. Walter Loewenbaum, II	Chairman of the Board of Directors. Mr. Loewenbaum is the Chairman and Chief Executive Officer of Finetooth, Inc. (formerly STI Healthcare, Inc.), a software developer that develops and hosts contract management applications. Until 2004, he was a director, and for a time Managing Director, of LeCorgne Loewenbaum LLC, an investment banking firm.	1999	63

Kevin S. Moore	Mr. Moore has been with The Clark Estates, Inc., a private investment firm, for more than five years, where he is currently President and a director. He is also a director of Aspect Resources LLC, The Clark Foundation and the National Baseball Hall of Fame & Museum, Inc.	1999	53

Abraham N. Reichental	President and Chief Executive Officer of the Company since September 19, 2003. For more than five years prior to joining the Company, he served in executive management positions with Sealed Air Corporation, a global manufacturer of food, protective and specialty packaging materials, most recently serving as a corporate officer and Vice President and General Manager of its Shrink Packaging Division from May 2001 until September 2003 and previously as Vice President Asia-Pacific.	2003	51

Daniel S. Van Riper	Mr. Van Riper is an independent financial consultant and from January 2002 to June 2005 was Special Advisor to Sealed Air Corporation. Previously, he was Senior Vice President and Chief Financial Officer of that company. He is a director of Hubbell Incorporated, a manufacturer of electrical and electronics products and DOV Pharmaceutical, Inc., a biopharmaceutical company.	2004	67

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors is comprised of a majority of independent directors. The Board has determined that Ms. Gold and Messrs. Curran, Kever, Loewenbaum, Moore and Van Riper are independent directors as defined in the listing standards of The Nasdaq Stock Market, LLC and that these directors have no relationships with the Company that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

2007 Meetings of the Board of Directors; Meeting Attendance

During 2007, the Board of Directors held eight meetings. The Board of Directors holds executive sessions with only non-management directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions.

Each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which he or she served during 2007.

Mr. Curran was elected a member of the Board of Directors on January 24, 2008 after being recommended for nomination to the Board of Directors by the Corporate Governance and Nominating Committee. He was initially identified as a candidate for election to the Board of Directors by an executive search firm retained by that Committee. He has not yet been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There are no arrangements or understandings between him and any other person pursuant to which he was elected a director, and, prior to his election as a director, there were no relationships or transactions between him and the Company.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. The Board of Directors has determined that each of the members of these committees is an independent director, as described above. Each of these committees operates under a written charter that has been approved by the Board of Directors and is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate charter from the list of documents on the web page.

The following table below provides membership information for each of the Board’s standing committees.

Corporate
Governance and
	Audit		Compensation		Nominating		Finance
Director Name	Committee		Committee		Committee		Committee

Miriam V. Gold			X	*	X
Jim D. Kever	X				X		X
G. Walter Loewenbaum, II			X
Kevin S. Moore	X		X		X	*
Daniel S. Van Riper	X	*	X				X	*

*	Chairperson

Audit Committee

The principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities for:

•	monitoring and overseeing our systems of internal accounting and financial controls;

•	our public reporting processes;

•	the retention, performance, qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements; and

•	our compliance with legal and regulatory requirements.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and approve the terms of retention and compensation of, and, where appropriate, to replace our independent registered public accounting firm, subject to ratification of the selection of that public accounting firm by our stockholders at the Annual Meeting. The current members of the Audit Committee are Messrs. Van Riper (Chairman), Kever and Moore.

The Board of Directors has determined that all members of the Audit Committee meet the independence standards for audit committee members set forth in The Sarbanes-Oxley Act of 2002 and in the listing standards of The Nasdaq Stock Market, LLC. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission and therefore meets the requirement of the listing standards of The Nasdaq Stock Market, LLC of having accounting or related financial management expertise.

The Audit Committee held 25 meetings in 2007, and it also held private sessions with our independent registered public accounting firm and the Director of Internal Audit at several of its meetings. Our Director of Internal Audit reports to the Chairman of the Audit Committee.

The report of the Audit Committee is set forth beginning on page 39 of this Proxy Statement.

Compensation Committee

The Compensation Committee is comprised solely of “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market, LLC and Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are also “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. The principal responsibilities of the Compensation Committee are to:

•	determine the compensation of all executive officers and of any other employees of the Company or any of our subsidiaries with a base annual salary of $200,000 or more;

•	review the performance and compensation of our Chief Executive Officer;

•	administer our equity compensation plans and authorize the issuance of shares of Common Stock under those plans; and

•	perform the duties and responsibilities of the Board of Directors under our Section 401(k) Plan.

Consistent with the requirements of the listing standards of The Nasdaq Stock Market, LLC, the Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

The members of the Compensation Committee are Ms. Gold (Chair) and Messrs. Loewenbaum, Moore and Van Riper. The Compensation Committee held six meetings in 2007.

Corporate Governance and Nominating Committee

The principal responsibilities of the Corporate Governance and Nominating Committee are to:

•	assist the Board of Directors in identifying individuals qualified to become Board members;

•	recommend to the Board of Directors nominees to be elected at annual meetings of stockholders;

•	fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;

•	lead the Board of Directors in its reviews of the performance of the Board of Directors and its committees; and

•	recommend to the Board of Directors nominations of the directors to serve on each committee.

The current members of the Corporate Governance and Nominating Committee are Messrs. Moore (Chairman) and Kever and Ms. Gold, each of whom is an independent director as defined in the listing standards of The Nasdaq Stock Market, LLC. The Corporate Governance and Nominating Committee held six meetings in 2007.

Finance Committee

The principal responsibilities of the Finance Committee are to monitor capital requirements and opportunities relating to our business and to review and provide guidance to the Board of Directors and management with respect to financial policies, activities and transactions relating to the Company.

The current members of the Finance Committee are Messrs. Van Riper (Chairman) and Kever, each of whom is an independent director as defined in the listing standards of The Nasdaq Stock Market, LLC. The Finance Committee held four meetings in 2007.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending an email to GraceB@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author as a stockholder.

The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward to the Board of Directors any communication that is hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Policy on Attending Annual Meetings

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. All of the directors then in office attended our 2007 Annual Meeting of Stockholders.

Code of Conduct and Code of Ethics

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. Our Code of Ethics applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set the standards of business conduct and ethics for our activities and to help directors, officers and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Code of Conduct” or “Code of Ethics” from the list of documents on the web page.

Related Party Transaction Policies and Procedures

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by the Board of Directors and a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	the Company or any of its subsidiaries would be a participant; and

•	any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect interest.

In adopting this policy, the Board of Directors reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•	employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board of Directors, the Compensation Committee or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Corporate Governance and Nominating Committee (or another committee of independent directors) and the Board of Directors;

•	awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2004 Incentive Stock Plan and 2004 Restricted Stock Plan for Non-Employee Directors, the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•	certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or two percent of the other company’s total annual revenue;

•	charitable contributions made by the Company to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by the Company that is available on a broad basis to employees generally; and

•	other transactions where all securityholders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

A copy of our Related Party Transaction Policy is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Related Party Transaction Policies and Procedures” from the list of documents on the web page.

Availability of Information

The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors and a Related Party Transaction Policy.

As noted above, each standing committee of the Board of Directors operates under a written charter that has been approved by the Board of Directors.

Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate document from the list on the web page.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers served during 2007 as a director of any entity with which any of our outside directors is associated or whose executive officers served as a director of the Company, and, except as noted below, none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries. Mr. Loewenbaum, while previously serving as a director of the Company, was an employee of the Company from 1999 until 2002.

DIRECTOR COMPENSATION

Director Compensation for 2007

The following table sets forth information concerning all compensation paid to each of our non-management directors for their services as a director during the year ended December 31, 2007.

	Fees Earned or		Stock
Name	Paid in Cash		Awards(2)	Total(3)

G. Walter Loewenbaum, II	$180,000		$62,727	$242,727
Miriam V. Gold	38,500		62,727	101,227
Jim D. Kever	75,646		62,727	138,373
Kevin S. Moore	82,146		62,727	144,873
Daniel S. Van Riper	217,411	(1)	62,727	280,138

(1)	Includes $100,000 that was paid to Mr. Van Riper as a special director’s fee for his significant contribution of oversight with respect to the restatements of our financial statements as of and for the years ended December 31, 2004 and 2005 and the first and second quarters of 2006.

(2)	Represents the amount of 2007 director compensation recognized for financial statement reporting purposes with respect to an award of 3,000 shares of Common Stock made to each such director under the Directors Stock Plan on May 15, 2007 minus the $3.00 purchase price for the shares covered by each award paid by the recipients. Such awards were, as provided for by such Plan, valued based on the closing market price of our Common Stock ($20.91 per share) on May 15, 2007, the date of grant and have been accounted for in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123(R)”). As of December 31, 2007, each of our non-employee directors then in office had received since the Plan’s adoption in 2004 awards covering 12,000 shares of restricted stock pursuant to this Plan, except for Mr. Van Riper who was first elected to the Board of Directors on December 8, 2004 and had received awards covering 11,323 shares of restricted stock pursuant to this Plan. See “Directors Stock Plan” below.

(3)	As of December 31, 2007, each of our non-employee directors then in office held vested, unexercised stock options granted to them prior to December 31, 2003 covering the following number of shares of Common Stock: Mr. Loewenbaum — 235,000 shares; Ms. Gold — 45,000 shares; Mr. Kever — 52,500 shares; Mr. Moore — 40,644 shares; and Mr. Van Riper — 0 shares. See “1996 Non-Employee Directors Stock Option Plan” below.

Richard C. Spalding retired as a director on May 15, 2007 upon the adjournment of the Annual Meeting. Mr. Spalding received $56,500 for his services as a director in 2007.

As discussed above, William E. Curran was elected a director on January 24, 2008. Upon his election, he was awarded 1,970 shares of Common Stock under the Directors Stock Plan, as discussed below.

Directors’ Fees

Director compensation is set by the Board, based upon the recommendation of the Corporate Governance and Nominating Committee. We pay the following cash compensation to directors:

1. Directors (other than the Chairman of the Board) who are not officers or employees of the Company receive an annual retainer of $15,000.

2. The Chairman of the Board of Directors receives a fee of $180,000 per annum for serving as Chairman.

3. Each member of the Audit Committee receives a $10,000 annual retainer.

4. The committee chairs receive annual retainers as well. The Chairman of the Audit Committee receives a $50,000 retainer and the Chairs of the Compensation Committee, the Finance Committee and the Corporate Governance and Nominating Committee each receive $5,000 retainers.

5. The following meeting fees are paid:

(a) A meeting fee of $2,000 for each regular or special Board meeting attended.

(b) Members of the Audit Committee receive a fee of $2,000 for each committee meeting attended on a day other than a day on which the Board of Directors is holding a regularly scheduled Board meeting.

(c) For meetings of other standing committees of the Board, members of those committees receive a fee of $1,500 for each committee meeting attended on a day other than a day on which the Board of Directors is holding a regularly scheduled Board meeting.

(d) Effective February 1, 2008, for meetings of any standing committee of the Board attended by a member of such committee on a day on which the Board of Directors is holding a regularly scheduled Board meeting, 50% of the meeting fee that would otherwise be payable to such director.

(e) A director who attends by invitation a meeting of a committee that he or she is not a member of is similarly entitled to receive a meeting fee.

Ms. Gold and Messrs. Curran, Kever, Loewenbaum, Moore and Van Riper are entitled to receive these directors’ fees.

As discussed below, non-employee directors also participate in the Directors Stock Plan, and, prior to its termination in 2004, certain of them participated in the 1996 Non-Employee Directors Stock Option Plan. Directors are also entitled to be reimbursed for their expenses of attendance at meetings of the Board of Directors or its committees.

Messrs. Reichental and Hull, our other directors, are also executive officers of the Company. Their compensation is described below under “Executive Compensation.”

Directors Stock Plan

The stockholders approved the Directors Stock Plan in May 2004. Under this Plan, each director who is neither one of our officers or employees nor an officer or employee of any of our subsidiaries or affiliates (referred to in the Plan as a “Non-Employee Director”) is eligible to receive grants of Common Stock under the Plan as described below. Of the current directors, Messrs. Curran, Loewenbaum, Kever, Moore and Van Riper and Ms. Gold are entitled to participate in this Plan and to receive stock grants, as follows:

•	Annual Grants. Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting receives a grant of 3,000 shares of Common Stock.

•	Interim Grants. Any Non-Employee Director who is first elected a director other than at an annual meeting receives on the date of election a pro rata portion of the annual grant that the director would have received if elected at an annual meeting.

•	Initial Grants. Each newly elected Non-Employee Director receives an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

As a condition of each award under this Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Plan (including without limitation restrictions on transferability provided for in the Plan) and to comply with certain other terms and conditions of the grant. Except in limited circumstances provided for in the Plan, a Non-Employee Director is not permitted to sell, transfer, pledge or otherwise dispose of shares of Common Stock awarded under the Plan as long as (a) the Non-Employee Director remains a director of the Company or (b) there is not a change of control as provided for in the Plan. Non-Employee Directors who hold shares of Common Stock under the Plan are entitled to voting rights and any dividends paid with respect to such shares. Shares of Common Stock issued under the Plan are considered to be fully vested when issued.

The Plan authorizes the issuance of up to 200,000 shares of Common Stock for awards under the Plan, subject to adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation. At December 31, 2007, 140,677 shares of Common Stock remained available for issuance under this Plan. We record an amount equal to the fair market value of each award on the date of grant less the amount paid by the director for the number of shares awarded as director compensation expense in our accounts as of the date of grant.

The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

The number of shares awarded to each Non-Employee Director since the adoption of the Plan in 2004 and their aggregate fair market value at December 31, 2007 ($15.44 per share) is set forth in the following table.

			Value at
	Prior		December 31,
Name	Years	2007	2007

G. Walter Loewenbaum, II	9,000	3,000	$185,280
Miriam V. Gold	9,000	3,000	185,280
Jim D. Kever	9,000	3,000	185,280
Kevin S. Moore	9,000	3,000	185,280
Daniel S. Van Riper	8,323	3,000	174,827

Total	44,323	15,000	$915,947

Upon his election as a director on January 24, 2008, William E. Curran was granted 1,970 shares of Common Stock pursuant to the Directors Stock Plan, which included a 1,000 share initial grant and a 970 share interim grant.

1996 Non-Employee Directors Stock Option Plan

The 1996 Non-Employee Directors Stock Option Plan was terminated except as to outstanding options following the approval of the Directors Stock Plan at the 2004 Annual Meeting. Under the 1996 Non-Employee Directors Stock Option Plan, each Non-Employee Director received stock options covering 10,000 shares of Common Stock at the first meeting of the Board of Directors following each annual meeting of the stockholders. Ms. Gold and Messrs. Kever, Loewenbaum and Moore participated in this Plan.

These options were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. These options vested as to one-third of the shares covered by each grant on the first, second and third anniversaries of the date of grant, and are thereafter exercisable until the tenth anniversary of the grant date, subject to certain limitations if the option holder ceases to be a director. All options previously granted under this plan became fully vested in accordance with their terms in 2006, and no options were granted under it subsequent to 2003.

The following table sets forth for each of the current directors who hold options granted to them under the 1996 Non-Employee Directors Stock Option Plan, the number of shares of Common Stock underlying outstanding stock options previously granted under that Plan held at December 31, 2007 and the option exercise prices and expiration dates of each of those options.

	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise	Option
Name	Options	Price	Expiration Date

G. Walter Loewenbaum, II	10,000	$8.13	8/26/2013
Miriam V. Gold	7,500	5.63	5/20/2009
	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Jim D. Kever	7,500	9.50	5/22/2008
	7,500	5.63	5/20/2009
	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Kevin S. Moore	3,144	5.94	10/20/09
	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013

At December 31, 2007, Mr. Loewenbaum held fully vested options covering an additional 225,000 shares of Common Stock that were awarded to him between 1999 and 2002, while he was an employee. These options included an option covering 150,000 shares of Common Stock with an exercise price of $6.61 per share and an expiration date of July 1, 2009, and an option covering 75,000 shares of Common Stock with an exercise price of $11.75 per share and an expiration date of February 12, 2012.

In January 2008, Mr. Loewenbaum exercised that 150,000 share stock option, Mr. Kever exercised the option referred to in the table above that was to expire on May 22, 2008, and Mr. Moore exercised the option referred to in the table above that was to expire on October 20, 2009. The following table reflects the amounts received by Messrs. Loewenbaum, Kever and Moore in connection with such option exercises.

	Option Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Exercise		Exercise(1)

Walter G. Loewenbaum	100,000	(2)	$765,750
	50,000	(2)	$356,875
Jim D. Kever	7,500		$35,100
Kevin S. Moore	3,144		$24,563

(1)	The amount set forth in this column reflects the difference between the closing market price of our Common Stock on each date of exercise and the exercise price of the options.

(2)	Mr. Loewenbaum exercised 100,000 shares on January 2, 2008 and the remaining 50,000 shares on January 7, 2008.

Director Option Exercises in 2007

The following table reflects the amounts received by the directors upon the exercise of options during 2007.

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise(1)

Miriam V. Gold	15,000 (2)	$212,550
Jim D. Kever	7,500 (3)	$96,825

(1)	The amount set forth in this column reflects the difference between the closing market price of our Common Stock on each date of exercise and the exercise price of the options.

(2)	Represents the aggregate number of options exercised: 7,500 of such options had an exercise price of $8.00 per share and an expiration date of May 22, 2007 and 7,500 of such options had an exercise price of $9.50 per share and an expiration date of May 22, 2008.

(3)	Such option had an exercise price of $8.00 per share and an expiration date of May 22, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors is responsible for setting the compensation of all executive officers, including the persons named in the Summary Compensation Table below (referred to below as “NEOs”). It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who have base annual salaries of $200,000 or more.

While our executive compensation program generally applies to all of our executive officers and management employees, the following is a discussion and analysis of the material elements of our compensation program as it relates to the NEOs. This discussion focuses on:

•	the objectives of our compensation program, including the results and behaviors the program is designed to reward;

•	the process used to determine executive compensation;

•	each element of compensation;

•	the reasons why the Committee chooses to pay each element;

•	how the Committee determines the amount of or the formula used for each element; and

•	how each element and the Committee’s decisions regarding that element fit into the Committee’s stated objectives and affect the Committee’s decisions regarding other elements.

The purpose of this discussion is to put into perspective the Summary Compensation Table that is set forth below and the other tables and narrative disclosure that follow this discussion.

Objectives of Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract executives, and once hired retain executives, with the skills and attributes that we need to promote the growth and success of our business;

•	motivate our executives to achieve our annual and long-term strategic objectives;

•	reward performance based on the attainment of goals and objectives intended to benefit us and our stockholders;

•	create an identity of interests between our executives and our stockholders; and

•	encourage our executives to promote and conduct themselves in accordance with our values and Code of Conduct.

Determining Executive Compensation

The Committee conducts an annual review of executive performance and compensation during the first quarter of each year. The purpose this annual review is:

•	To determine the amount of any annual incentive compensation to be awarded to each of our officers, including each of the NEOs, with respect to the preceding calendar year;

•	To determine the amount of any adjustments to be made to the annual salary of each such individual for the current year; and

•	To approve our incentive compensation program for the current year and establish target incentive bonuses for the current calendar year for each of our officers.

As part of this review, our Chief Executive Officer (the “CEO”) submits recommendations to the Committee relating to the compensation of these individuals and the terms of our incentive compensation program for the current year. Following a review of those recommendations, the Committee makes such modifications to the CEO’s recommendations as the Committee considers appropriate and approves the amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, determines the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current year, and establishes target incentive bonuses for the current calendar year for each of our officers. The Committee may also adjust compensation for specific individuals at other times during the year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Committee considers appropriate.

The Committee’s review of our CEO’s compensation is subject to separate procedures under which, after receiving the views of other independent directors, the Committee evaluates his performance, reviews the Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and performance and annual incentive objectives. Consistent with the requirements of the listing standards of The Nasdaq Stock Market, LLC, our CEO is excused from meetings of the Committee during voting or deliberations regarding his compensation.

Elements of Executive Compensation

Our compensation program consists of the following elements:

•	base annual salaries;

•	incentive awards under our annual incentive programs, which we have made either as cash payments or as awards of restricted stock under our 2004 Incentive Stock Plan; and

•	long-term equity compensation under our 2004 Incentive Stock Plan.

In setting compensation levels, the Committee considers primarily the base annual salary and target annual incentive awards for each individual. The Committee also reviews summaries of each executive’s compensation history with the Company and prior equity awards or grants. The Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Committee considers relevant. Neither we nor the Committee currently retain or use executive compensation consultants.

As a general principle, the Committee believes that compensation of our executives cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.

Base Salaries

We pay annual salaries to provide executives with a base level of monthly compensation to achieve our objectives of attracting and retaining executive talent and to reward performance and responsibility. The Committee’s decisions regarding adjustments to base salaries are based principally on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives.

The Committee also seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the Committee believes that the Company’s executives should have at least 20% of their annual compensation at risk under variable performance-based elements of our incentive compensation program, including in particular our annual incentive program. In most cases, the portion of our NEOs’ compensation that is at risk exceeds that level. See “2008 Incentive Compensation Program” below.

Annual Incentive Program

We maintain an annual incentive compensation program for our executives, including the NEOs, to provide appropriate incentives toward achieving the objectives of rewarding performance and motivating the executives to attain our strategic objectives. These strategic objectives include:

•	Improving our customer’s bottom line;

•	Developing significant product applications;

•	Expanding our range of customer services;

•	Accelerating new product development;

•	Optimizing cash flow and supply chain;

•	Creating a performance-based ethical culture; and

•	Developing people and opportunities.

Our annual incentive compensation programs, which are revised and readopted annually, are designed with these strategic objectives in mind and focus on the achievement of pre-determined corporate financial goals and objectives as well as, for each executive, personal goals and objectives. In setting performance objectives, the Committee generally places greater emphasis on our financial performance objectives than on personal performance objectives. As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program to not receive an incentive award.

Financial performance objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. Personal performance objectives are prepared by each executive in discussions with the CEO and submitted by the CEO to the Committee for its review and approval. The Committee maintains discretion to adjust performance objectives for extraordinary items and other items as it deems appropriate.

As a general matter, for 2007, 2006 and 2005, 25% of each NEO’s target incentive award was based on our achievement of a pre-approved target for operating income, 30% was based on our achievement of a pre-approved target for return on operating assets, and the remaining 45% was based on the individual’s attainment of his or her pre-approved individual performance objectives. The Committee considers both quantitative and qualitative factors in determining the extent to which these targets and objectives have been achieved, and credit may be awarded for the partial attainment of these objectives.

These pre-approved individual performance objectives, which are revised annually and approved by the Committee, relate to matters such as the individual’s execution of projects that fall within our strategic objectives, timely completion of specified projects within budget, enhancements to sales and service productivity and other matters involved in our annual budget and business plans. The types and relative importance of an executive’s individual performance objectives varies depending on the executive’s areas of responsibility.

With respect to the foregoing financial measures, 100% of each executive’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure were fully achieved, and under certain circumstances an executive’s bonus related to a financial measure may be deemed by the Compensation Committee to have been more than fully earned, and as a consequence increased, if the target for that financial measure is more than fully achieved.

As part of this goal-setting process, the Committee establishes target incentive awards for each executive. These targets are used to determine the amount of any annual incentive to be paid to a participant in this program based upon the Committee’s assessment of the extent to which the Company has achieved the financial objectives of the incentive program and such individual has achieved his or her personal objectives for the year in question. In setting these target incentive awards, the Committee considers each executive’s level of responsibility and the recommendations of our CEO.

These target incentive awards are set at levels that are designed to link a substantial portion of each individual’s total annual compensation to attaining the corporate and personal performance objectives for the year in question in order to provide appropriate incentives to achieving those objectives. See “— Grants of Plan Based Awards in 2007” below for a summary of target incentive awards for the NEOs applicable to 2007. The threshold amounts under our annual incentive programs are zero because no minimum awards are guaranteed to NEOs under this program. The base target amounts represent the incentive awards that may be awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives. The maximum amounts represent the maximum amount that could have been awarded assuming achievement of 150% or greater of the financial performance measures and 100% of the individual performance measures for 2007.

As discussed above, the Committee also has the discretion to grant our executives the opportunity to receive restricted stock under the 2004 Incentive Stock Plan in lieu of all or any portion of their cash incentive awards earned under our annual incentive program.

Long-Term Equity Compensation

The Committee administers our 2004 Incentive Stock Plan. Under this Plan, the Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under the Plan to such employees of the Company and its subsidiaries as the Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.

The 2004 Incentive Stock Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and of creating an identity of interests in participants with the interests of our stockholders. Awards are made under this Plan as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate. We expect that participants who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders.

The Committee makes awards under this Plan both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee does not follow the practice of making annual or other periodic awards to participants who are determined to be eligible to participate in the Plan. However, the Committee periodically reviews the stock ownership of key employees and, when it deems appropriate, makes awards under the Plan to reflect the contributions of those participants to specific corporate achievements and to provide motivation toward achieving strategic objectives.

As a matter of practice adopted by the Compensation Committee, all awards made under this Plan through the date of this Proxy Statement have been restricted stock awards. Restricted stock awards made under this Plan require the recipient to pay $1.00 for each share of Common Stock granted (but not more than 10% of the fair market value of the Common Stock on the date of grant) and are subject to an option in favor of the Company for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to the $1.00 per share issue price. We can exercise this option only upon the termination of an employee’s employment during the vesting period other than as a result of death or total disability. Such option terminates upon the occurrence of any of the events related to a change of control as specified in the Plan. Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while our option to repurchase the shares remains in effect. The compensation associated with these awards is expensed over the three-year vesting period, shares covered by these awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings (loss) per common share, and holders of shares issued pursuant to such awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock.

With respect to outstanding options, the Committee also continues to administer our former stock option plans, including the 1996 Stock Incentive Plan and 2001 Stock Option Plan.

2007 Incentive Compensation Program

On April 13, 2007, the Compensation Committee approved our 2007 incentive compensation program.

Under this program, 25% of each NEO’s incentive award was based on the achievement of our budgeted operating income, and 30% was based on the achievement of our budgeted return on operating assets, each as pre-approved by our Board of Directors and the Compensation Committee. The remaining 45% of each NEO’s incentive award was based upon the attainment of individual performance objectives that were approved by the Committee (e.g., execution of our strategic roadmap, timely completion of specified projects within budget and enhancements to sales and service productivity and effectiveness.) The types and relative importance of each NEO’s individual performance objectives varied depending on the executive’s areas of responsibility for 2007.

The Committee also assigned a base target incentive award under this program to each of our officers, including the NEOs, based on a percentage of each individual’s base salary for 2007. See “— Grants of Plan Based Awards in 2007” below for a summary of the amounts of these target incentive awards. Mr. Reichental’s base target incentive award was set at 100% of his annual base salary for 2007, with a maximum potential incentive award equal to 150% of his annual base salary. Mr. Hull was assigned a base target incentive award for 2007 equal to approximately 31% of his base salary, with a maximum potential incentive award equal to approximately 53% of his annual base salary. Mr. Grace was assigned a base target incentive award for 2007 equal to approximately 50% of his base salary, with a maximum potential incentive award equal to approximately 86% of his annual base salary. Mr. McAlea was assigned a base target incentive award for 2007 equal to approximately 35% of his base salary, with a maximum potential incentive award equal to approximately 60% of his annual base salary. On April 25, 2007, Mr. Gregoire began work with the Company as Vice President and Chief Financial Officer, and the Compensation Committee assigned to him a base target incentive award for 2007 of approximately 50% of his base salary.

At that same meeting, the Committee reviewed the NEOs’ performance under our 2006 incentive compensation program and considered salary adjustments for the NEOs. As a result of that review, no bonuses were paid to NEOs due to the magnitude of the net loss that the Company reported for 2006. The Committee also made no adjustments to the salaries of the NEOs.

On March 19, 2008, the Committee completed its 2008 annual compensation review of the officers. After reviewing, the Company’s financial results for 2007, the Committee determined that neither of the Company’s financial objectives under the 2007 incentive compensation program had been achieved. However, the Committee determined that bonuses should be awarded to the NEOs with respect to their personal objectives for 2007, notwithstanding the net loss reported by the Company for that year. In evaluating the amounts of those bonuses, the Committee reviewed, among other things, the ways in which the NEOs’ achievement of their personal objectives contributed to improvements in the Company’s operating results and financial condition for the year ended December 31, 2007 and positioned the Company for future success. Those improvements included record revenue for 2007 and an 80% reduction in operating loss, the adoption of a business unit structure to guide the growth of the Company’s business and significant progress with the Company’s new ERP system.

With respect to the CEO, the Committee:

•	awarded a $209,000 cash incentive award to Mr. Reichental for 2007, which amounted to 38% of his 2007 base target incentive award; and

•	approved a 5% increase in Mr. Reichental’s base salary to $577,500 effective April 1, 2008. Mr. Reichental’s salary had last been increased to $550,000 effective April 1, 2006, from its level of $450,000 when Mr. Reichental was first hired as CEO.

In determining these items, the Committee considered primarily the contributions that Mr. Reichental made in 2007 with respect to his pre-approved personal objectives in executing the Company’s strategic roadmap, including developing new rapid manufacturing and 3-D printing growth opportunities, improving the Company’s productivity and operating results and improving the Company’s working capital management. After considering these accomplishments, and the Company’s performance during 2007, Mr. Reichental requested, and the Committee approved, reducing his cash incentive award to $160,000, or 29% of his 2007 base target incentive award.

With respect to the Chief Financial Officer (the “CFO”), the Committee:

•	awarded a $55,000 cash incentive award to Mr. Gregoire for 2007, which amounted to 48% of his 2007 base target incentive award; and

•	approved an 8.7% increase in Mr. Gregoire’s base salary to $250,000 effective April 1, 2008. His base salary was previously $230,000.

In determining these items, the Committee considered primarily the contributions that Mr. Gregoire made in 2007 after joining us in strengthening our internal controls over financial reporting and our finance organization, in advancing the use of our enterprise resource planning system to facilitate financial and operational reporting and in pursuing the earlier release of our quarterly operating results.

The Committee also conducted a compensation review for the other NEOs. In connection with that review, the Committee:

•	granted annual cash incentive awards for 2007 to Messrs. Grace, Hull and McAlea, respectively, in the amounts of $47,000, $30,000 and $55,000, representing 38%, 22% and 42% of their base target incentive awards, respectively; and

•	approved a 4.9% increase in Mr. Grace’s base salary to $257,000, a 5.5% increase in Mr. Hull’s base salary to $290,000 and a 5.8% increase in Mr. McAlea’s base salary $275,000, in each case effective April 1, 2008.

In determining these items, the Committee considered the following factors:

•	With respect to Mr. Grace, his efforts to promote legal compliance, his efforts to manage legal expenses, his work on various corporate transactions and his oversight of our intellectual property;

•	With respect to Mr. Hull, his work on new product development; and

•	With respect to Mr. McAlea, his leadership of our laser sintering business unit and new product development contributions.

2008 Incentive Compensation Program

At its meeting on March 19, 2008, the Compensation Committee also approved an annual incentive program for 2008 that is similar to the 2007 annual incentive program and includes the NEOs’ target annual incentive awards for 2008, our targeted financial objectives for 2008 and individual performance objectives to be used in the determination of incentive awards for 2008. The 2008 target incentive awards for the NEOs are as follows:

•	for Mr. Reichental, a base target of 100% of his 2008 annual base salary, with a maximum potential incentive award equal to 150% of his annual base salary, resulting in up to 60% of Mr. Reichental’s total annual compensation being at risk for 2008;

•	for Messrs. McAlea, Gregoire and Grace, a base target of 50% of their 2008 base annual salaries, respectively, with a maximum potential incentive award of approximately 100% of their base annual salaries; and

•	for Mr. Hull, a base target of approximately 29% of his 2008 base annual salary, with a maximum potential incentive award of approximately 50% of his base annual salary.

As was the case for prior years, no minimum incentive awards were approved for any of the NEOs.

Accordingly, approximately 50% of each NEO’s maximum annual compensation will be at risk.

The performance objectives established for the 2008 annual incentive program were as follows:

•	25% of each NEO’s base target incentive award will be based on the achievement of our budgeted operating income as approved by the Board of Directors and the Committee;

•	for the CEO and the NEOs other than Mr. McAlea, 30% will be based on the achievement of a budgeted level, previously approved by the Board of Directors and the Committee, of fully diluted net income per share and for Mr. McAlea 30% will be based on the achievement of pre-approved laser-sintering business unit financial objectives relating to gross profit and inventory levels; and

•	the 45% remainder will be based upon the achievement of personal objectives for each NEO that have been approved by the Compensation Committee.

The attainment of the financial objectives under the 2008 incentive program is tied to and dependent upon the achievement of our goals under our annual business plan. The Committee may under certain circumstances determine to exclude certain items of expense or benefit from the determination of the level of achievement of the approved financial objectives. As in previous years, in the discretion of the Committee, recipients of incentive awards under the 2008 incentive program may be afforded the opportunity, if and when 2008 incentive awards are granted in 2009, to receive an award of restricted stock under the 2004 Incentive Stock Plan in lieu of some or all of any cash incentive awarded to the recipient for 2008.

Other Compensation Matters

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Committee does not award personal benefits or perquisites that are unrelated to our business. However, under certain circumstances discussed below, the Committee has approved certain personal benefits or perquisites that it deemed to be in the Company’s interests in order to induce executives to accept employment with the Company or to relocate. All other perquisites for the NEOs amount to less than $10,000 per person.

Our executives, including the NEOs, are eligible to participate in our employee benefit programs, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a 401(k) plan, flexible spending accounts and a pre-tax medical-insurance premium plan, paid sick leave, paid holidays and paid vacations. Certain benefits and perquisites provided to the NEOs are described in the Summary Compensation Table below.

Payments and Benefits Upon Termination or Change of Control

Our CEO is entitled under his employment agreement to severance payments in connection with the occurrence of certain events, including non-renewal of such employment agreement, his death and termination of his employment by the Company without cause. We negotiated these provisions, and the Board of Directors approved them, when Mr. Reichental was hired.

While not triggering severance payments, other events such as a “change of control” may result in our becoming obligated to otherwise compensate executives through the early vesting of unvested shares of restricted stock. For example, a “change in control” is defined under the 2004 Stock Incentive Plan as an event that has the effect of:

•	the Company being merged or consolidated with another corporation or entity such that less than 70% of the voting securities of the resulting entity are owned by the former stockholders of the Company;

•	the Company selling all or substantially all of its assets;

•	any person becoming the beneficial owner of 30% or more of the voting power of the Company’s outstanding securities;

•	as the result of a solicitation under Rule 14a-11 of the Exchange Act, one or more persons not recommended by one third or more of our Board of Directors being elected to our Board of Directors; or

•	the Company becoming subject to dissolution or liquidation.

We do not currently anticipate that any of these events will occur in the foreseeable future.

We have also entered into:

•	an arrangement with Mr. Hull, pursuant to which he will become a consultant for a period of four years after his retirement; and

•	a severance arrangement with Mr. McAlea, pursuant to which he would become entitled to severance payments if his employment is terminated other than for cause.

In addition, any share of restricted stock granted to an NEO, as well as other recipients of restricted stock awards, under the 2004 Stock Incentive Plan will no longer be subject to our option to repurchase that share, as described above, if the recipient leaves our employ due to death or disability or in the event of a change in control.

For additional information regarding each of the foregoing arrangements, see “— Employment and Other Agreements with NEOs” below.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we are generally not entitled to deduct non-performance-based compensation paid to our NEOs for federal income tax purposes to the extent that any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the pre-approval of performance goals applicable to that compensation.

With respect to non-performance based compensation to be paid to NEOs, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Stock Performance

The Committee generally does not consider stock performance in making its compensation decisions since short-term movements in our stock price and total return to stockholders as reflected in the performance of our stock price are subject to factors, including factors affecting the securities markets generally, that are unrelated to our performance.

The Committee notes that our priorities and the priorities of our management are centered on meeting customer needs, new product development, building cash flow and return on assets, and promoting operational excellence and innovation in the pursuit of our business. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price, but we believe that pursuing longer range objectives should result in performance that is more likely to maximize total return to our stockholders over time.

Since executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, the Committee believes that it has provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. The Committee also believes that there are many ways in which the Company’s executives contribute to building a successful company. While our financial statements and stock price should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short term.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis section with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee:

Miriam V. Gold, Chair
G. Walter Lowenbaum, II
Kevin S. Moore
Daniel S. Van Riper

Summary Compensation Table

The following table sets forth information concerning all compensation paid to the CEO, the CFO and to each of the three other most highly compensated officers (collectively referred to below as NEOs) for services provided to us in all capacities for each of the three years in the period ended December 31, 2007. With respect to compensation reported for the year ended December 31, 2005, we have reclassified that information as previously presented in our 2005 Proxy Statement in order to conform to the presentation required by the executive compensation rules adopted by the Securities and Exchange Commission in 2006.

The Summary Compensation Table sets forth the total compensation during 2007, 2006 and 2005 paid to or earned by each of the NEOs during the period that they have been employed by us. Total Compensation equals the sum of “Salary,” “Bonus,” “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” set forth in the Summary Compensation Table for each year. We have included Notes to this Table to explain various items of compensation in the Table. We also call your attention to the following general matters affecting the Table:

1. The amounts in the column labeled “Stock Awards” set forth in the Summary Compensation Table above are the amounts that we recognized for financial statement reporting purposes with respect to 2007 and 2006 in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”), which were the years in which those awards were granted. Each of those awards was a restricted stock award made under our 2004 Incentive Stock Plan. The recipient was required to pay $1.00 for each share of Common Stock covered by such recipient’s award, and the shares covered by each award are subject to forfeiture if the recipient leaves our employ before the third anniversary of the date of the award other than as a result of death or disability. See “— Long-Term Equity Compensation” above.

2. The amounts in the column labeled “Option Awards” are the dollar amounts that we recognized for financial statement reporting purposes in 2007 and 2006 with respect to outstanding stock options held by the NEOs in question in accordance with SFAS No. 123(R), which became effective on January 1, 2006, except that for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007. We discontinued granting stock options in 2003, there were no forfeitures of option awards by any of the NEOs in either 2007, 2006 or 2005, and all stock options held by the NEOs had become fully vested by the end of 2007.

3. With respect to “Non-Equity Incentive Plan Compensation,” each of the NEOs participates in an annual incentive program that provides for an annual target incentive award that is approved by the Compensation Committee. See “Executive Compensation — Compensation Discussion and Analysis,” “— Grants of Plan-Based Awards in 2007,” “— 2007 Incentive Compensation Program” and “— 2008 Incentive Compensation Program.”

4. As discussed above, the persons named in the Summary Compensation Table also participate in employee benefit programs that we provide to our employees generally. Except as otherwise noted below, “All Other Compensation” does not include our cost of providing benefits that are generally available to all of our employees on a non-discriminatory basis or perquisites or personal benefits where the aggregate amount of such perquisites and personal benefits is less than $10,000 for a particular NEO.

5. In addition to the items discussed below in the notes for each NEO, “All Other Compensation” includes matching contributions that we make for their accounts under our Section 401(k) Plan. Under this Plan, eligible employees, including the NEOs, may contribute a part of their annual compensation on a before-tax basis. Subject to certain conditions and to an annual limit of $1,500 for each participant, participating employees receive matching contributions equal to 50% of the amount of their contributions. Contributions made by the NEOs to our Section 401(k) Plan have not been deducted from the compensation reported for them in the Summary Compensation Table.

6. In November 2005, we announced plans to relocate our corporate headquarters to Rock Hill, South Carolina. In connection with these plans, we adopted a relocation program that each of our executive officers who relocated was entitled to participate in. Benefits available under that plan included, among other things, reimbursement of costs of sale and purchase of residences, moving expenses, a guaranteed sale price of an existing residence based on an independent appraisal, if required, and payment or reimbursement of certain other incidental expenses. Messrs. Reichental, McAlea and Grace participated in that program.

								Non-Equity
					Stock		Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Awards		Awards	Compensation(1)	Compensation		Total

Abraham N. Reichental	2007	$550,000	$—		$—		$319,306	$160,000	$39,108	(3)	$1,068,414
President and Chief	2006	521,154	—		266,433	(2)	443,617	—	48,450	(3)	1,279,654
Executive Officer	2005	450,000	—		—		—	360,000	119,604	(3)	929,604
Damon J. Gregoire(4)	2007	146,615	—		62,230	(4)	—	55,000	290	(5)	264,135
Vice President and Chief			—
Financial Officer			—
Charles W. Hull	2007	275,000	—		—		—	30,000	9,121	(6)	314,121
Executive Vice President,	2006	275,000	—		—		—	—	9,121	(6)	284,121
Chief Technology Officer	2005	275,000	—		—		—	42,705	9,121	(6)	326,826
Kevin P. McAlea	2007	260,000	—		—		—	55,000	2,346	(7)	317,346
Vice President	2006	257,115	—		42,629	(2)	—	—	10,420	(7)	310,164
	2005	250,000	—		—		—	46,774	4,051	(7)	300,825
Robert M. Grace, Jr.	2007	245,000	50,000	(8)	7,648	(8)	40,685	47,000	4,985	(9)	395,318
Vice President, General	2006	242,116	—		42,629	(2)	48,238	—	76,090	(9)	409,073
Counsel and Secretary	2005	232,154	—		—		—	89,053	10,251	(9)	331,458

(1)	On March 19, 2008, the Compensation Committee granted annual incentive awards for 2007 to the NEOs. These awards were granted either in cash or as restricted stock awards under our 2004 Incentive Stock Plan. The Committee granted cash bonuses to Messrs. Gregoire, Hull, McAlea and Grace. Mr. Grace accepted such cash award. As an alternative to those cash bonuses, the Committee granted restricted stock awards to Messrs. Gregoire, Hull and McAlea covering 4,800 shares, 2,600 shares and 4,800 shares, respectively, of Common Stock. Each of those restricted stock awards was made under our 2004 Incentive Stock Plan with a fair market value on the grant date equal to approximately 120% of the amount of the cash incentive award he would have otherwise received and can be accepted in whole or in part by each of such individuals on or before May 18, 2008. If accepted, each recipient is required to pay $1.00 for each share of Common Stock covered by such recipient’s award and the shares covered by this award are subject to forfeiture if Messrs. Gregoire, Hull or McAlea leave our employ before March 19, 2011 other than as a result of death or disability. To the extent that Messrs. Gregoire, Hull and McAlea do not accept the foregoing restricted stock awards, their cash bonuses will be paid to them promptly after May 18, 2008. The Table above assumes that each of those awards will be fully accepted in cash. The grant date fair value of such shares, computed in accordance with SFAS No. 123(R), is set forth below. Cash amounts granted to, and to the extent applicable, the alternative fair market value of restricted stock awards granted to the NEOs were as follows:

			Grant Date Fair
	Calculated		Value of Stock
	Amount of		Award in
	Incentive	Cash Incentive	Lieu of Cash
Name	Award	Award Payable	Incentive Award

Abraham N. Reichental	$160,000	$160,000	$—
Damon J. Gregoire	55,000	55,000	65,808
Charles W. Hull	30,000	30,000	35,646
Kevin P. McAlea	55,000	55,000	65,808
Robert M. Grace, Jr.	47,000	47,000	—

Total	$347,000	$347,000	$167,262

No annual incentive awards were made to any of the NEOs with respect to 2006 as a result of our financial performance in that year and the net loss that we reported.

On March 24, 2006, the Compensation Committee granted annual incentive awards for 2005 to the NEOs. These awards were granted either in cash or as restricted stock awards under our 2004 Incentive Stock Plan. Messrs. Reichental, Hull and McAlea accepted their incentive awards in cash as set forth in the table below. The Committee awarded Mr. Grace 4,300 shares of restricted stock in lieu of a cash incentive award under our 2004 Incentive Stock Plan with a fair market value on the grant date equal to approximately 120% of the amount of the cash incentive award he would have otherwise received. The shares covered by this award are subject to forfeiture if Mr. Grace leaves our employ before March 24, 2009 other than as a result of death or disability. The grant date fair value of such shares, computed in accordance with FAS 123(R), is set forth below. Cash amounts paid to, and the fair market value of restricted stock awards accepted by, the NEOs were as follows:

			Grant Date Fair
	Calculated		Value of Stock
	Amount of		Award Received in
	Incentive	Cash Incentive	Lieu of Cash
Name	Award	Award Paid	Incentive Award

Abraham N. Reichental	$360,000	$360,000	$—
Charles W. Hull	42,705	42,705	—
Kevin P. McAlea	46,774	46,774	—
Robert M. Grace, Jr.	—	—	89,053

Total	$449,479	$449,479	$89,053

(2)	On March 24, 2006, the Compensation Committee made the following restricted stock awards under the 2004 Incentive Stock Plan to the NEOs named below to reflect the contributions that those individuals had made to the improvement in our operations and financial condition since 2003, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders.

	Number of	Grant Date
Name	Shares	Fair Value

Abraham N. Reichental	50,000	$1,035,500
Kevin P. McAlea	8,000	165,680
Robert M. Grace, Jr.	8,000	165,680

Total	66,000	$1,366,860

The shares covered by each award are subject to forfeiture if the recipient leaves our employ before March 24, 2009 other than as a result of death or disability.

(3)	Mr. Reichental’s other compensation includes amounts that we paid for living expenses, costs for an automobile that we provide for his general use and employer-paid group term life insurance premiums. The living expenses reported below relate to residences that he maintained in either California where our headquarters were located until 2006, or thereafter in the Rock Hill, South Carolina area, away from his primary residence. Such items, certain of which included income tax reimbursements, were as follows in each year:

	2007	2006	2005

Living expenses	$23,400	$32,240	$108,239
Automobile expenses	14,190	13,750	10,375
Life insurance and other	1,518	2,460	990

Total	$39,108	$48,450	$119,604

For additional information concerning Mr. Reichental’s compensation, see “— Employment and Other Agreements with NEOs.”

(4)	Mr. Gregoire became our Vice President and CFO on April 25, 2007 with an annual salary equal to $230,000 and a 2007 bonus target of up to 50% of his salary. On May 14, 2007, the Compensation Committee made a 15,000 share restricted stock award to Mr. Gregoire under the 2004 Incentive Stock Plan as part of the arrangements under which he was hired as our CFO. The fair value of these shares on their date of award computed in accordance with SFAS No. 123(R) was $300,000. These shares are subject to forfeiture if Mr. Gregoire leaves our employ before May 14, 2010 other than as a result of death or disability.

(5)	Mr. Gregoire’s other compensation includes the cost of employer-paid group term life insurance premiums.

(6)	Mr. Hull’s other compensation in each year includes the cost of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan. See “— Employment and Other Agreements with NEOs.”

(7)	Mr. McAlea’s other compensation in each year includes the cost of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan and, in 2006 and 2005, relocation expenses.

(8)	On July 24, 2007, the Compensation Committee awarded a $50,000 cash bonus and made a 2,600 share restricted stock award to Mr. Grace to reflect the contributions that he made to the improvement in our operations and financial condition during 2006. The fair value of these shares on their grant date computed in accordance with SFAS No. 123(R) was $52,390, and they are subject to forfeiture if Mr. Grace leaves our employ before July 24, 2010 other than as a result of death or disability.

(9)	Mr. Grace’s other compensation includes relocation expenses and related income tax reimbursements ($70,577 in 2006) as well as the costs of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan.

Grants of Plan-Based Awards in 2007

The following table sets forth the amounts of target incentive awards established for each of the NEOs under the 2007 incentive compensation program that the Compensation Committee of the Board of Directors established on April 13, 2007. The threshold amounts are shown as zero because no minimum awards are guaranteed to NEOs under this program. The base target amounts represent the incentive awards that could have been awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives for 2007. The maximum amounts represent the maximum amount that could have been awarded assuming achievement of 150% or greater of the financial performance measures and 100% of the individual performance measures for 2007. See “Executive Compensation- 2007 Executive Compensation Program” above.

Since this program was first initiated in 2004, annual incentive awards to the NEOs have been less than 100% of their base target incentive awards. No incentive awards were paid to NEOs for 2006 due to the magnitude of the net loss that we reported for that year.

The table also sets forth stock awards that were made to our NEOs during 2007 under our 2004 Incentive Stock Plan, which is the only other program that we maintain to provide plan-based awards.

						All Other
			Estimated Future Payouts Under			Stock		Grant Date Fair
			Non-Equity Incentive Plan Awards			Awards:		Value of Stock
				Base		Number of		and Option
Name	Incentive Plan	Grant Date	Threshold	Target	Maximum	Shares of Stock		Awards(1)

Abraham N. Reichental	2007 Incentive Compensation Program	4/13/07	$0	$550,000	$825,000	—		—

Damon J. Gregoire	2007 Incentive Compensation Program	5/14/07	0	115,000	—	—		—
	2004 Incentive Stock Plan	5/14/07	—	—	—	15,000	(2)	$300,000

Charles W. Hull	2007 Incentive Compensation Program	4/13/07	0	85,000	146,625	—		—

Kevin P. McAlea	2007 Incentive Compensation Program	4/13/07	0	90,000	155,250	—		—

Robert M. Grace, Jr.	2007 Incentive Compensation Program	4/13/07	0	122,500	211,313	—		—
	2004 Incentive Stock Plan	7/24/07	—	—	—	2,600	(3)	$52,390

(1)	Represents the grant date fair market value of stock awards computed in accordance with SFAS No. 123(R). For additional information regarding the assumptions made in calculating these amounts, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	See Note 4 to the Summary Compensation Table for a discussion of this restricted stock award.

(3)	See Note 8 to the Summary Compensation Table for a discussion of this restricted stock award.

Employment and Other Agreements with NEOs

Abraham N. Reichental

Mr. Reichental became President and Chief Executive Officer and a member of the Board of Directors effective September 19, 2003, and we entered into an employment agreement with him on that date. Pursuant to this agreement, he is entitled to an annual base salary of at least $450,000 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. His current annual base salary is $550,000.

In addition to standard employee benefits, under the terms of his employment agreement, as amended, Mr. Reichental is also entitled to participate in our annual incentive program, with a target annual incentive award of 100% of his base annual salary with a maximum target incentive award of 150% of his base annual salary, subject to the attainment of the performance objectives set forth in our annual incentive program. He is also entitled to be reimbursed for certain relocation and living expenses.

Mr. Reichental’s employment agreement is renewable automatically for succeeding terms of one year on each September 19, unless either party gives written notice of an intent not to renew. If we give notice to him of our intention not to renew the employment agreement, or if his employment is terminated by reason of death or by us without cause (defined as conduct involving moral turpitude or gross or habitual neglect of duties during the term of the agreement), he or his estate will be entitled to receive the following severance benefits:

•	the same health and disability benefits as he receives under the employment agreement for two years or until he obtains other employment providing for these benefits;

•	two years of his then current base salary, in the total sum of at least $900,000, together with an incentive award with respect to the year of termination equal to a pro rata amount of the incentive award which he would have received for that year based on our annualized performance up to the date of termination; and

•	all unvested stock options, which shall fully vest upon and no later than the termination of his employment. Mr. Reichental does not currently hold any unvested stock options.

In addition, Mr. Reichental has been granted restricted stock under our 2004 Stock Incentive Plan. The shares of restricted stock granted under the 2004 Stock Incentive Plan are subject to an option in our favor for three years after they are awarded to repurchase them for $1.00 per share. This option does not apply, however, if participants under the Plan leave the employ of the Company as a result of death or disability, and it will terminate in the event of a “change in control” (as defined in the 2004 Stock Incentive Plan.)

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to Mr. Reichental under his employment agreement and the 2004 Stock Incentive Plan, assuming that each covered circumstance under such arrangements occurred on December 31, 2007.

						Any Other
						Reasons,
						Including
						Voluntary
	Non-Renewal	Involuntary				Resignation,
	by Us of	Termination				Retirement, or
	Employment	Without	Change in			Termination
Benefits and Payments Upon Termination	Agreement	Cause	Control	Death	Disability	for Cause

Compensation:
Two Years Base Salary(1)	$1,100,000	$1,100,000	$—	$1,100,000	$—	$—
Annual Incentive Award(2)	160,000	—	—	—	—	—
Unvested Restricted Stock(3)	—	—	1,158,000	1,158,000	1,158,000	—
Other Benefits:
Health, Dental and Vision(4)
Insurance(5)	31,004	31,004	—	31,004	—	—
Life Insurance	1,728	1,728	—	1,728	—	—
Disability Insurance	1,248	1,248	—	1,248	—	—

Total:	$1,293,980	$1,133,980	$1,158,000	$2,291,980	$1,158,000	$—

(1)	Represents two years of Mr. Reichental’s base salary of $550,000 for 2007.

(2)	Represents the amount of Mr. Reichental’s annual incentive award for 2007.

(3)	This amount reflects the value of 75,000 shares of restricted stock held by Mr. Reichental at the end of 2007 based on the closing market price of our Common Stock on December 31, 2007 ($15.44 per share) before deducting the $1.00 per share purchase price for those shares.

(4)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for two years.

(5)	Represents the estimated incremental cost for us of such continuing insurance coverage of two years.

Charles W. Hull

We and Mr. Hull are parties to a consulting arrangement pursuant to which, upon his retirement, he will become a consultant to the Company for a period of four years at a fixed consulting fee that will decline from $275,000 in the first year to $100,000 in the fourth year, and he will remain entitled to continuing life and health insurance coverage.

The following table sets forth the consulting fees and estimated benefits payable under Mr. Hull’s consulting arrangement, assuming that he retired on December 31, 2007.

Benefits and Payments Upon Termination	Amount

Consulting Fees (4 Years)(1)	$625,000
Benefits:
Health, Dental and Vision Insurance(2)	46,018
Life Insurance(3)	1,587

Total:	$672,605

(1)	Consulting fees payable to Mr. Hull under this consulting arrangement will be $275,000 for the first year, $150,000 for the second year and $100,000 for the third and fourth years.

(2)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for four years.

(3)	Represents the estimated incremental cost to us of such continuing insurance coverage for two years.

Other NEOs

We and Mr. McAlea are parties to a severance arrangement pursuant to which Mr. McAlea would become entitled to severance payments equal to nine months of his then current salary if his employment is terminated other than for cause. If Mr. McAlea had been terminated without cause on December 31, 2007, he would have been entitled to severance payments totaling $195,000.

Messrs. McAlea, Grace and Gregoire each hold restricted stock granted under the 2004 Stock Incentive Plan that is subject to forfeiture if any of the individuals leaves our employ within three years after the date of grant. As described above under “— Payments and Benefits Upon Termination or Change of Control,” each share of restricted stock granted to Messrs. McAlea, Grace and Gregoire under the 2004 Stock Incentive Plan will no longer be subject to our option to repurchase that share if any of those individuals leaves our employ due to death or disability or in the event of a change of control.

If Mr. Grace had left our employ on December 31, 2007 due to death or disability or if a change of control had occurred on such date, 20,200 shares of restricted stock owned by him (valued at $311,888) as of such date would have become vested. If Mr. McAlea had left our employ on December 31, 2007 due to death or disability or if a change of control had occurred on such date, 10,400 shares of restricted stock owned by him (valued at $160,576) as of such date would have become vested. If Mr. Gregoire had left our employ on December 31, 2007 due to death or disability or if a change of control had occurred on such date, 15,000 shares of restricted stock owned by him (valued at $231,600) as of such date would have become vested. We do not currently expect any such change in control to occur.

Outstanding Equity Awards at Year-End 2007

The following table sets forth, for each of the NEOs, certain information regarding the number of shares of Common Stock underlying stock options held at the end of 2007, all of which were then currently exercisable, and the number and market value of shares covered by unvested restricted stock awards held at the end of 2007.

	Outstanding			Outstanding Unvested
	Exercisable Stock Options			Restricted Stock Awards
	Number of			Number of	Market Value of
	Securities			Shares or	Shares or Units
	Underlying	Option	Option	Units of Stock	of Stock that
	Unexercised	Exercise	Expiration	that have	have not
Name	Options	Price	Date	not Vested(1)	Vested(2)

Abraham N. Reichental	400,000	$7.22	9/19/2013	75,000	$1,158,000
Damon J. Gregoire	—	—	—	15,000	231,600
Charles W. Hull	10,000	12.59	2/28/2011	—	—
Kevin P. McAlea	55,000	5.31	5/15/2013	10,400	160,576
	75,000	15.16	8/24/2011	—	—
Robert M. Grace, Jr.	40,000	9.60	11/2/2013	20,200	311,888

(1)	The shares set forth in this column consist of shares of restricted Common Stock awarded on (a) February 24, 2005, in lieu of cash incentive award for 2004, that vest on February 24, 2008, (b) March 24, 2006, in lieu of cash incentive award for 2005, that vest on March 24, 2009, (c) March 24, 2006, as a long-term incentive award, that vest on March 24, 2009, (d) May 14, 2007, as a long-term incentive award, that vest on May 14, 2010 and (e) July 24, 2007, as a long-term incentive award, that vest on July 24, 2010. Each award of restricted stock is subject to forfeiture if the recipient leaves our employ within three years after the date of grant of the award other than as a result of death or disability.

The manner of each grant of restricted stock that the Company awarded is as follows:

	Number of Restricted Shares Granted on
	February 24, 2005	March 24, 2006	March 24, 2006	May 14, 2007	July 24, 2007
	in Lieu of Cash	in Lieu of Cash	as a Long-Term	as a Long-Term	as a Long-Term
Name	Incentive Awards	Incentive Awards	Incentive Award	Incentive Award	Incentive Award

Abraham N. Reichental	25,000	—	50,000	—	—
Damon J. Gregoire	—	—	—	15,000	—
Kevin P. McAlea	2,400	—	8,000	—	—
Robert M. Grace, Jr.	5,300	4,300	8,000	—	2,600

Total	32,700	4,300	66,000	15,000	2,600

(2)	The amounts set forth in this column were calculated by multiplying the closing market price of our Common Stock on December 31, 2007 ($15.44 per share) by the number of shares set forth in the column titled “Number of Shares or Units of Stock that Have Not Vested.”

Option Exercises and Stock Vested in 2007

None of the NEOs exercised any stock options, and none of the shares of restricted Common Stock they held vested, during 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any person owning ten percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in the Company’s securities and to furnish us with copies of those reports. Based upon a review of those reports filed with the Company, along with written representations from or on behalf of certain executive officers and directors that they were not required to file any reports during 2007, we believe that all of these reports were timely filed during 2007.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the retention of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2008, subject to the ratification of its retention by the stockholders at the Annual Meeting. BDO has examined and reported on our financial statements for each of the five years ended December 31, 2007.

Valid proxies will be voted on this proposal in accordance with the voting directions specified on the proxy or, if no directions are given, will be voted FOR the proposal to ratify the appointment of BDO as our independent registered public accounting firm.

Representatives of BDO are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for 2008.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2007 and 2006.

	2007	2006
	(Dollars in thousands)

Audit fees(1)	$1,902	$3,000
Audit-related fees(2)	209	—

Total	$2,111	$3,000

(1)	Audit fees consisted of audit work performed in the preparation of financial statements (including in 2006 the restatement of previously issued financial statements) as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits. In 2007 and 2006, respectively, audit fees also included approximately $510,800 and $575,000 related to audit and attestation services rendered by BDO in connection with Section 404 of The Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consist primarily of procedures related to securities law filings and comment letters, special audit-related matters and consultation on accounting standards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of The Nasdaq Stock Market, LLC and is an “audit committee financial expert” as defined in the regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is attached to this Proxy Statement and is available on our website, which can be viewed by going to www.3DSystems.com and clicking the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Audit Committee Charter” from the list of documents on the web page.

Responsibility

The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting processes and internal controls.

Management is responsible for the Company’s system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States’ generally accepted accounting principles.

BDO Seidman, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report based on this audit expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on the Company’s financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with auditing standards generally accepted in the United States. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.

2007 Consolidated Financial Statements

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2007. The Audit Committee discussed with the representatives of BDO the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended, which include, among other items, matters relating to the conduct of an audit of the Company’s financial statements. The Audit Committee received written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2007, including all non-audit services that BDO was engaged to provide, evaluated and approved the fees charged for those engagements, and considered whether BDO’s provision of the non-audit services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2007 in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

Internal Control Audit

For the year ended December 31, 2007, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with the Company’s internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007. Management’s assessment is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee:

Daniel S. Van Riper, Chairman
Jim D. Kever
Kevin S. Moore

OTHER MATTERS

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $10,000 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2008

3D SYSTEMS CORPORATION YOU MAY VOTE BY TELEPHONE It’s Fast and Convenient TWO WAYS TO VOTE: TELEPHONE OR MAIL 1-888-426-7035 Use any touch-tone telephone to vote your Mark, date and sign your proxy card and return it in the proxy. enclosed postage-paid envelope. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given. You can vote by telephone 24 hours a day, 7 days a week, but no telephone voting will be available after 11:59 P.M., E.D.T., on May 19, 2008. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your vote by telephone there is no need for you to mail back your proxy card. #Þ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE #Þ 3D SYSTEMS CORPORATION Please Mark Here for Address Change or Comments SEE REVERSE SIDE The Board of Directors Recommends a vote FOR Proposal No. 1 1. Election of the Director Nominees set forth below. FOR all nominees listed WITHHOLD AUTHORITY below (except as marked to to vote for all nominees listed the contrary below) below THE PROXY HOLDERS WILL VOTE AS RECOMMENDED INSTRUCTION: To withhold authority to vote for any individual nominee BY THE BOARD OF DIRECTORS ON ANY OTHER strike a line through the nominee’s name in the list below. MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR 01 William E. Curran 02 Miriam V. Gold POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A 03 Charles W. Hull 04 Jim D. Kever BOARD RECOMMENDATION ON ANY SUCH OTHER 05 G. Walter Loewenbaum, II 06 Kevin S. Moore PROPER MATTERS, IN THE PROXY HOLDERS’ 07 Abraham N. Reichental 08 Daniel S. Van Riper DISCRETION. The Board of Directors Recommends a vote FOR Proposal No. 2 2. Ratification of the appointment of BDO Seidman, LLP as the The undersigned hereby revokes all proxies previously given by the Company’s independent registered public accounting firm for the year undersigned to vote at the 2008 Annual Meeting and any adjournments or ending December 31, 2008. postponements thereof and acknowledges receipt of 3D Systems Corporation’s Proxy Statement dated March 31, 2008 for the 2008 Annual Meeting. FOR AGAINST ABSTAIN PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. Date: , 2007 Signature(s): NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

#Þ DETACH PROXY CARD HERE #Þ PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION The undersigned hereby appoints Abraham N. Reichental, Robert M. Grace, Jr. and Andrew M. Johnson, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the “2008 Annual Meeting”) to be held at 10:00 a.m., E.D.T., on May 20, 2008 at the offices of the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 and at any adjournments or postponements thereof. This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all of the Director Nominees, FOR Proposal No. 2, and as recommended by the Board of Directors on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders’ discretion. SEE REVERSE SIDE Your vote is important. Please vote Today! Please mark, sign, date and return your proxy form in the envelope provided. Address Change/Comments (Mark the corresponding box on the reverse side)